Exhibit 10.2

CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AGREEMENT, dated September 30, 2009, is made by and between Mercury Computer Systems, Inc., a Massachusetts corporation with its principal offices at 201 Riverneck Road, Chelmsford, Massachusetts 01824 (the “Company”), and                          [Name of Executive] (the “Executive”) residing in                          [City, State, Zip].

WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders; and

WHEREAS, the Executive has made and is expected to make, due to the Executive’s intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and problems, a significant contribution to the profitability, growth, and financial strength of the Company; and

WHEREAS, the Company, as a publicly-held corporation, recognizes that the possibility of a Change in Control may exist, and that such possibility and the uncertainty and questions which it may raise among management may result in the departure or distraction of the Executive in the performance of the Executive’s duties, to the detriment of the Company and its shareholders; and

WHEREAS, it is in the best interests of the Company and its shareholders to reinforce and encourage the continued attention and dedication of management personnel, including the Executive, to their assigned duties without distraction and to ensure the continued availability to the Company of the Executive in the event of a Change in Control;

NOW, THEREFORE, in consideration of the foregoing and other respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in Section 18.

2. Term of Agreement. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue in effect through June 30, 2012; provided, however, that commencing on July 1, 2012 and each July 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire on the last day of the twelfth (12th) month following the month in which such Change in Control occurred.

3. Company’s Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive’s covenants in Section 4, the Company, under the conditions described herein, shall pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1, no Severance Payments shall be payable under this Agreement unless there shall have been a Terminating Event following a Change in Control (or during a Potential Change in Control

Period) and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

4. The Executive’s Covenants. Subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control, the Executive shall remain in the employ of the Company until the earliest of (i) the date of a Change in Control, (ii) the date of termination by the Executive of the Executive’s employment for Good Reason or by reason of death, Disability or Retirement, or (iii) the termination by the Company of the Executive’s employment for any reason.

5. Termination Following a Change in Control for Disability; Other Reasons.

5.1 If the Executive fails to perform the Executive’s full-time duties with the Company following a Change in Control as a result of incapacity due to physical or mental illness, during any period when the Executive so fails to perform the Company shall pay the Base Salary to the Executive, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement (other than the Company’s short- or long-term disability plan, as applicable, but including any bonus or incentive plan) maintained by the Company during such period, until the Executive resumes the full time performance of such duties or the Executive’s employment is terminated by the Company for Disability.

5.2 If the Executive’s employment shall be terminated for any reason following a Change in Control, the Company shall pay the Base Salary to the Executive through the Date of Termination, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company’s compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

5.3 Except as expressly provided herein, if the Executive’s employment shall be terminated for any reason following a Change in Control, the Company shall pay to the Executive the Executive’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company’s retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

6. Severance Payments and Benefits; Vesting of Stock Awards.

6.1 Severance. Subject to the Executive’s execution of and the effectiveness of a General Release in a form identical to or substantially the same as the release attached as Exhibit A hereto (the “Release”) within twenty-eight (28) days of the Date of Termination, if a Terminating Event occurs within twelve (12) months following a Change in Control (or during a Potential Change in Control Period) and during the Term, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 (“Severance Payments”), in addition to any payments and benefits to which the Executive is entitled under Section 5. Except as described above or in Section 9.1, the Executive shall not be entitled to benefits pursuant to this Section 6.1 unless a Change in Control shall have occurred during the Term.

(A) The Company shall pay to the Executive a lump sum severance payment, in cash, equal to one (1) times the sum of (i) the Base Salary, and (ii) the Target Bonus Amount in respect of the fiscal year in which the Date of Termination occurs (without giving effect to any event or circumstance constituting Good Reason), assuming for this purpose attainment of 100% of any applicable target. Such amount shall be paid in one lump sum payment no later than thirty (30) days following the Date of Termination; provided, however, that if the Terminating Event is during a Potential Change in Control Period, or after the Change in Control but the Change in Control does not constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code, and the Executive otherwise has a contractual right to severance that is considered deferred compensation within the meaning of Section 409A of the Code, such amount shall be paid in the same form (e.g., lump sum, salary continuation, etc.) as set forth in such contract beginning with the first payroll date that occurs thirty (30) days after the Date of Termination.

(B) For the eighteen (18) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents health and dental insurance benefits on the same terms and conditions as though the Executive had remained an active employee. The cost of providing the benefits set forth in this Section 6.1(B) shall be in addition to (and shall not reduce) the Severance Payments. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(B) shall be reduced to the extent the Executive becomes eligible to receive comparable benefits from a new employer or pursuant to a government-sponsored health insurance or health care program.

(C) The Company shall pay the cost of providing the Executive with outplacement services up to a maximum of $45,000, provided that (i) the Executive begins to utilize such services within six months following the Date of Termination and completes the utilization of such services no later than the last day of the calendar year following the calendar year that contains the Date of Termination, and (ii) such services are provided by an outplacement provider approved by the Company (which approval shall not be unreasonably withheld, delayed or conditioned). Such payment shall be made by the Company directly to the service provider promptly following the provision of such services and the presentation to the Company of documentation of the provision of such services.

6.2 Vesting of Stock Awards. Subject to the Executive’s execution of the Release and the effectiveness of the Release within twenty-eight (28) days of the Date of Termination, if a Terminating Event occurs within twelve (12) months following a Change in Control and during the Term, anything contained in any applicable option agreement or stock-based award agreement to the contrary notwithstanding, vesting of all stock options and other stock-based awards granted to the Executive by the Company and outstanding immediately prior to such Terminating Event shall immediately accelerate and all such awards shall become exercisable or non-forfeitable as of the effective date of such Terminating Event. For the avoidance of doubt, the Executive shall not be entitled hereunder to the accelerated vesting of any stock options or other stock-based awards upon a Terminating Event during a Potential Change in Control Period.

6.3 Best Net Benefit Limitation.

(A) Anything contained in this Agreement to the contrary notwithstanding, if any of the payments or benefits received or to be received by the Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits being hereinafter referred to as the “Total Payments”) will be subject to the Excise Tax, the following provisions shall apply:

(i) If the Total Payments, reduced by the sum of (a) the Excise Tax and (b) the total of the Federal, state, and local income and employment taxes payable by the Executive on the amount of the Total Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Executive shall be entitled to the full benefits payable under this Agreement.

(ii) If the Threshold Amount is less than (a) the Total Payments, but greater than (b) the Total Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state and local income and employment taxes on the amount of the Total Payments which are in excess of the Threshold Amount, then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Total Payments shall not exceed the Threshold Amount. In such event, the Total Payments shall be reduced in the following order: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments; and (4) non-cash form of benefits. To the extent any payment is to be made over time (e.g., in installments), then the payments shall be reduced in reverse chronological order.

(B) The determination as to which of the alternative provisions of subsection (A) above shall apply to the Executive shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. For purposes of determining which of the alternative provisions of subsection (A) above shall apply, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive’s residence on the Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

6.4 Section 409A. The payments provided in subsection (A) of Section 6.1 shall be made not later than the fifth day following the Date of Termination. Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall only be payable upon the Executive’s “Separation from Service.” The term “Separation from Service” shall mean the Executive’s “separation from service” from the Company, an affiliate of the Company or a successor entity within the meaning set forth in Section 409A of the Code, determined in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h). If the Executive is considered a “specified employee,” within the meaning of Section 409A of the Code on his Date of Termination and severance payable hereunder is considered deferred compensation subject to Section 409A of the Code, no severance payments will be paid during the six-month period following the Executive’s Separation from Service. Any severance amount that would have been paid during such six-month period but for the provisions of the preceding sentence shall be paid in a lump sum within the first five (5) days of the seventh month following the Executive’s Separation from Service. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

6.5 Source of Payment. Nothing herein shall be construed as establishing a trust or as requiring the Company to set aside funds to meet its obligations hereunder. Notwithstanding the foregoing, if the Board in its sole discretion so determines the Company may establish a so-called “rabbi trust” or similar arrangement to assist it in meeting any such obligations that it may have.

7. Termination Procedures and Compensation During Dispute.

7.1 Notice of Termination. After a Change in Control, any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds ( 2/3) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i), (ii) or (iii) of the definition of Cause herein, and specifying the particulars thereof in detail.

7.2 Date of Termination. “Date of Termination,” with respect to any purported termination of the Executive’s employment after a Change in Control, shall mean (i) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such thirty (30) day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than fifteen (15) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days, respectively, from the date such Notice of

Termination is given). Notwithstanding the foregoing, if the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a “Termination by the Company” for purposes of this Agreement.

7.3 Dispute Concerning Termination. If within ten (10) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

7.4 Compensation During Dispute. If the Date of Termination is extended in accordance with Section 7.3, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, the Base Salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2) and shall not be offset against or reduce any other amounts due under this Agreement.

7.5 Legal Fees and Expenses. The Company shall indemnify and hold harmless the Executive from and against, and shall pay to the Executive, all reasonable legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive’s employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive’s written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

8. No Mitigation. If the Executive’s employment with the Company terminates following a Change in Control, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 or Section 7.4. Except as set forth in Section 6.1(B), the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

9. Successors; Binding Agreement.

9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the

Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive’s employment for Good Reason after a Change in Control and during the Term, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s beneficiary designated in writing to the Company prior to his death (or to the executors, personal representatives or administrators of the Executive’s estate, if the Executive fails to make such designation).

10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the last known residence address of the Executive or in the case of the Company, to its principal office to the attention of the Chief Executive Officer of the Company with a copy to its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

11. Effect on Other Plans. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company’s benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company’s benefit plans, programs or policies except as otherwise provided in Section 6.3 hereof, and except that the Executive shall have no rights to any severance benefits under any Company severance pay plan or arrangement (other than this Agreement) in connection with the occurrence of a Terminating Event within twelve (12) months following a Change in Control (or during a Potential Change in Control Period) and during the Term. If the Executive is party to an employment agreement with the Company providing for change in control or severance payments or benefits (whether or not related to a Change in Control), the Executive will receive the benefits payable under this Agreement and not under the employment agreement.

12. No Offset. The Company’s obligation to make the payments provided for in this Agreement and otherwise perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its affiliates may have against the Executive or others whether by reason of the Executive’s breach of this Agreement, subsequent employment of the Executive, or otherwise.

13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall not supersede any agreement setting forth the terms and conditions of the Executive’s employment with the Company or any subsidiary of the Company, except as expressly agreed to by the Executive and the Company in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The respective obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6, 7 and 17) shall survive such expiration.

14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

16. Settlement of Disputes; Arbitration.

16.1 All claims by the Executive for payments and benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive’s claim has been denied.

16.2 Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive’s right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

17. Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial, to act as a witness on behalf of the Company, and if called to testify, to testify truthfully and in good faith about events that happened during the Executive’s employment. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall make reasonable efforts to schedule any cooperation required pursuant to this Section 17 at such times that will not unreasonably interfere with the Executive’s search for other employment or performance of other employment services. The Company shall reimburse the Executive for reasonable expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 17 based on the standards and procedures applicable to expense reimbursement for the Company’s employees.

18. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

18.1 “Base Salary” shall mean the annual base salary in effect for the Executive immediately prior to a Change in Control (or Potential Change in Control, if the Terminating Event occurred during a Potential Change in Control Period), as such salary may be increased from time to time during the Term (in which case such increased amount shall be the Base Salary for purposes hereof), but without giving effect to any reduction thereto.

18.2 “Board” shall mean the Board of Directors of the Company.

18.3 “Cause” for termination by the Company of the Executive’s employment shall mean (i) the willful and continued failure by the Executive (other than any such failure resulting from (A) the Executive’s incapacity due to physical or mental illness, (B) any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason or (C) the Company’s active or passive obstruction of the performance of the Executive’s duties and responsibilities) to perform substantially the duties and responsibilities of the Executive’s position with the Company after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed such duties or responsibilities; (ii) the conviction of the Executive by a court of competent jurisdiction for felony criminal conduct or a plea of nolo contendere to a felony; or (iii) the willful engaging by the Executive in fraud, dishonesty or other misconduct which is demonstrably and materially injurious to the Company or its reputation, monetarily or otherwise. No act, or failure to act, on the Executive’s part shall be deemed “willful” unless committed, or omitted by the Executive in bad faith and without reasonable belief that the Executive’s act or failure to act was in, or not opposed to, the best interest of the Company.

18.4 A “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

(A) any Person, together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such Person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company or an acquisition of securities involving a Corporate Transaction of the type described in the exclusion set forth in subsection (C) below); or

(B) persons who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (i) a vote of at least a majority of the Incumbent Directors or (ii) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(C) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any).

Notwithstanding the foregoing, a “Change in Control” of the Company shall not be deemed to have occurred for purposes of the foregoing subsection (A) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any Person to thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities, then a Change in Control of the Company shall be deemed to have occurred for purposes of the foregoing subsection (A).

Anything contained in this Agreement to the contrary notwithstanding, no Change in Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Executive, or a “group” (as such term is used in Section 13(d)(3) of the

Exchange Act) which includes the Executive, becoming the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities.

18.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

18.6 “Company” shall mean Mercury Computer Systems, Inc. and, except in determining under Section 18.4 whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

18.7 “Date of Termination” (i) with respect to any purported termination of the Executive’s employment after a Change in Control, shall have the meaning set forth in Section 7.2 and (ii) with respect to the termination of the Executive’s employment during a Potential Change in Control Period, shall mean the date upon which the Executive or the Company provides notice to the other of the Terminating Event or, if later, the date of effectiveness of such Terminating Event as specified in such notice.

18.8 “Disability” shall be deemed the reason for the termination by the Company of the Executive’s employment, if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive’s duties with the Company for a period of one hundred eighty (180) calendar days in the aggregate in any twelve (12) month period, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive’s duties. Any question as to the existence of the Executive’s Disability upon which the Executive and the Company cannot agree shall be determined by a qualified independent physician selected by the Executive (or, if the Executive is unable to make such selection, it shall be made by any adult member of the Executive’s immediate family), and approved by the Company. The determination of such physician made in writing to the Company and to the Executive shall be final and conclusive for all purposes of this Agreement, absent fraud.

18.9 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

18.10 “Excise Tax” shall mean any excise tax imposed under Section 4999 of the Code, and any interest or penalties incurred by the Executive with respect to such excise tax.

18.11 “Executive” shall mean the individual named in the first paragraph of this Agreement.

18.12 “Good Reason” for termination by the Executive of the Executive’s employment shall mean the occurrence (without the Executive’s express written consent) after any Change in Control, or during a Potential Change in Control Period (treating all references in subsections (A) through (F) below to a “Change in Control” as references to a “Potential Change in Control”), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in subsection (A), (B), (C), (D) or (E) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

(A) an adverse change in the Executive’s status or position with the Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in the Executive’s status or position as a result of a diminution of the Executive’s duties or responsibilities or the assignment to the Executive of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of the Executive from, or any failure to reappoint or reelect the Executive to, such position(s);

(B) a reduction in the Executive’s Base Salary;

(C) the failure of the Company to maintain the Executive’s participation in a bonus or incentive plan that provides for an annual target bonus not lower than the Executive’s target bonus (at a payout factor of one) for the fiscal year in which the Change in Control occurs;

(D) the failure by the Company to maintain the Executive’s participation in any thrift, pension, profit sharing, medical, health, disability, accident, life insurance and vacation plan or policy on terms not less favorable than those provided by the Company to other peer executives of the Company;

(E) the Company requiring the Executive to be based at an office that is greater than 50 miles from where the Executive’s office is located immediately prior to the Change in Control except for required travel on the Company’s business to an extent substantially consistent with the business travel obligations which the Executive undertook on behalf of the Company prior to the Change in Control;

(F) any purported termination of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective.

The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

18.13 “Notice of Termination” shall have the meaning set forth in Section 7.1.

18.14 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, or (ii) any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trustee of the Company or any of its subsidiaries.

18.15 “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following subsections shall have occurred:

(A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(B) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(C) any Person becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities; or

(D) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

18.16 “Potential Change in Control Period” shall commence upon the occurrence of a Potential Change in Control and shall lapse upon the occurrence of a Change in Control or, if earlier (i) with respect to a Potential Change in Control occurring pursuant to Section 18.15(A), immediately upon the abandonment or termination of the applicable agreement, (ii) with respect to a Potential Change in Control occurring pursuant to Section 18.15(B), immediately upon a public announcement by the applicable party that such party has abandoned its intention to take or consider taking actions which if consummated would result in a Change in Control or (iii) with respect to a Potential Change in Control occurring pursuant to Section 18.15(C) or (D), upon the one year anniversary of the occurrence of a Potential Change in Control (or such earlier date as may be determined by the Board).

18.17 “Retirement” shall be deemed the reason for the termination by the Executive of the Executive’s employment if such employment is terminated because of the Executive’s retirement on or after attaining the minimum age, completing the minimum number of years of service and satisfying all other conditions specified for retirement status under the Company’s Retirement Policy Statement.

18.18 “Severance Payments” shall have the meaning set forth in Section 6.1.

18.19 “Target Bonus Amount” shall mean the sum of (i) the target annual bonus set forth in writing and available to the Executive under the Company’s Annual Executive Bonus Plan or any successor plan, excluding any portion of such target annual bonus or any other award thereunder attributable to “over-achievement” performance goals (i.e., performance goals that require the achievement of goals that exceed or are in addition to the goals required for the Executive to receive the target annual bonus) approved by the Compensation Committee or the Board, and (ii) the target annual bonus set forth in writing and available to the Executive upon the satisfaction of any individual performance objectives approved by the Compensation Committee or the Board for the Executive as part of a “management-by-results” process (i.e., MBRs). For the avoidance of doubt, the parties acknowledge and agree that the Annual Executive Bonus Plan or any successor plan, and not this Agreement (except as otherwise provided in Section 6.3 hereof), shall govern the payment of any amounts previously earned under such plan that are payable on a delayed, multi-year basis following the performance period during which such amounts were earned.

18.20 “Term” shall mean the period of time described in Section 2 (including any extension, continuation or termination described therein).

18.21 “Terminating Event” shall mean termination of the Executive’s employment with the Company, other than (a) by the Company for Cause, (b) by reason of death or Disability, or (c) by the Executive without Good Reason.

18.22 “Threshold Amount” shall mean three times the Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder, less one dollar ($1.00).

18.23 “Total Payments” shall mean those payments so described in Section 6.3.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned officer, on behalf of Mercury Computer Systems, Inc., and the Executive have hereunto set their hands as an agreement under seal, all as of the date first above written.

MERCURY COMPUTER SYSTEMS, INC.

By:
Mark Aslett
President and Chief Executive Officer

EXECUTIVE:

Name:

Exhibit A

General Release of Claims

In exchange for and as a condition to Mercury Computer Systems, Inc.’s (the “Company”) promises to me contained in the Change in Control Severance Agreement between the Company and me (the “Agreement”), I agree as follows:

I hereby irrevocably and unconditionally release, acquit and forever discharge the Company, its predecessors, successors, affiliates, other related entities and assigns, and the directors, officers, employees, shareholders, and representatives of any of the foregoing, and any persons acting on behalf or through any of the foregoing (any and all of whom or which are hereinafter referred to as the “Company”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever, known or unknown (collectively, “Claims”), that I now have, own, or hold, or claim to have, own, or hold, or that I at any time had, owned, or held, or claimed to have had, owned or held against the Company. This general release of Claims includes, without implication of limitation, the complete release of all Claims of breach of express or implied contract, including, without limitation, all Claims arising from any employment offer letter from the Company; all Claims of wrongful termination of employment whether in contract or tort; all Claims based on actions or omissions leading to this General Release of Claims; all Claims of intentional, reckless, or negligent infliction of emotional distress; all Claims of breach of any express or implied covenant of employment, including the covenant of good faith and fair dealing; all Claims of interference with contractual or advantageous relations, whether those relations are prospective or existing; all Claims of deceit or misrepresentation; all Claims of discrimination under state or federal law, including, without implication of limitation, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., as amended, the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as amended, and Chapter 151B of the Massachusetts General Laws; all Claims of defamation or damage to reputation; all Claims for reinstatement; all Claims for punitive or emotional distress damages; all Claims for wages, bonuses, severance, back or front pay or other forms of compensation; and all Claims for attorney’s fees and costs. This General Release of Claims shall not be construed to include a release of Claims that arise from the Company’s obligations under the Agreement.

I acknowledge that I have been advised to consult with an attorney before signing this General Release.

I further understand that I have been given an adequate opportunity, if I so desired, to consider this General Release for up to twenty-one (21) days before deciding whether to sign it. If I signed this General Release before the expiration of that twenty-one (21) day period, I acknowledge that such decision was entirely voluntary. I understand that for a period of seven (7) days after I execute this General Release I have the right to revoke it by a written notice to be received by the Director, Human Resources of the Company by the end of that period. I also understand that this General Release shall not be effective or enforceable until the expiration of that period.

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Notwithstanding the foregoing, I agree that nothing in this General Release of Claims is intended to affect any of my obligations that continue after the termination of my employment contained in the Agreement or in any written agreement entered into between the Company and myself with respect to confidentiality, ownership of inventions, non-competition and/or non-solicitation.

I represent and agree that I have carefully read and fully understand all of the provisions of this General Release and that I am voluntarily agreeing to such provisions.

Date:

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